Exhibit (c)(8)

Project Pony

Prepared for Board of Directors July 27, 2016

Executive Summary



- There are significant benefits to having an MLP:
  - Mid and high-growth MLPs generally trade at higher cash flow multiples than midstream corporations, including TransCanada
  - An MLP provides an additional vehicle to support financing requirements
  - Having an MLP can also enhance TransCanada's acquisition opportunity set, particularly for smaller M&A opportunities in the U.S.
- As a result of the Columbia acquisition, TransCanada currently has two publicly traded MLPs: TC PipeLines, LP ("TCP") and Columbia Pipeline Partners LP ("CPPL")
  - Preferred outcome is to retain only one MLP, which will allow TransCanada to capture the benefits described above
  - Having two MLPs engaged in the same line of business (FERC-regulated natural gas transportation) adds unnecessary complexity to the corporate structure and may confuse investors on go-forward plan to support the MLPs
- The objective of getting back to a single MLP structure could be accomplished in one of two ways:
  1. TransCanada buys in the public float of one of TCP or CPPL, leaving the other MLP outstanding
  2. TCP and CPPL merge to form a single MLP (with either TCP or CPPL as the acquiring entity)

Each of these potential options was reviewed to determine which is likely to be the most attractive to TransCanada

2 TransCanada Date: July 27, 2016
TransCanada In business to deliver Morgan Stanley

Summary Conclusions

A buy-in of CPPL has a number of potential benefits:

• Accretion: Buy-in of CPPL is accretive option to TransCanada’s earnings, and near-term neutral to cash flow

• Financing Capacity: Retain sizable public float in TCP

• Cost of Capital: 25% top-tier IDR splits benefit long-term cost of capital for the MLP

• Credit Ratings: Near-term neutral for credit assuming buy-in is all equity financed, with modest reduction in structural subordination

• MLP Growth Potential: Increases TCP backlog of drop-down assets

• Tax Impact: Basis step-up as well as incremental depreciation from acquired assets

• M&A Capacity: Retention of the larger MLP is supportive of sizable M&A

• Other:

- Provides flexibility to restructure OpCo

- Ease of execution:

- Smaller up front purchase price than TCP buy-in

- Avoid dual-party merger negotiation

- Pro forma MLP sized appropriately for growth and capital markets access

A buy-in of CPPL appears to be the most attractive option for TransCanada

3 TransCanada Date: July 27, 2016

Situational Overview



- As a result of the Columbia acquisition, TransCanada has two publicly-traded MLPs outstanding, both engaged in the same line of business (FERC regulated natural gas transportation): TC PipeLines, LP ("TCP") and Columbia Pipeline Partners LP ("CPPL")
- Historically, TransCanada has not used TCP as aggressively as some other MLP sponsors have used their respective MLPs as a funding source / M&A vehicle
  - Offshore financing structures can replicate economics "on balance sheet"
- **The acquisition of CPGX and addition of CPPL to TransCanada's corporate structure creates the opportunity to reposition the MLP story, if so desired, to best fit TransCanada's overall strategy and funding plans**
- **TransCanada publicly announced a strategic review of its MLP strategy on July 1st, 2016**

Current Structure Post Columbia Transaction



TransCanada Corp.
Pro Forma 100%
Columbia Pipeline Group (1)
Public Unitholders
Public Unitholders
72.1% LP Interest
25.9% LP Interest & 2% GP Interest
46.5% LP Interest & GP Interest (2)
53.5% LP Interest
84.3% LP Interest
Columbia Pipeline Partners LP
TC PipeLines, LP
Equity Value: $4.8Bn
Public Float: $3.4Bn
Net Debt: $2.6Bn
Ratings: Baa / BBB-
Equity Value: $2.1Bn
Public Float: $1.1Bn
Net Debt: $0.2Bn
Ratings: NA / NA
15.7% LP Interest
Columbia Pipeline OpCo LP
Parent
Publicly Traded MLP
Public Unitholders
Private Entity

Notes
1. CPGX owns a 100% interest in Columbia Energy Group ("CEG") which owns 46.8MM CPPL Subordinated Units with Incentive Distribution Rights
2. Non-economic GP interest

4 TransCanada Date: July 27, 2016

TransCanada In business to deliver Morgan Stanley

TransCanada, TCP, and CPPL Market DataData (1)



Ticker	TransCanada TRP	TC PipeLines, LP TCP	Columbia Pipeline Partners CPPL
Valuation (C$MM)			
Equity Value	48,954	4,832	2,080
Public Float	*48,954*	*3,362*	*1,113*
Plus: Net Debt	42,055	2,633	212
Plus: Pref. Equity	3,017	124	-
Plus: Minority Interest	1,653	-	-
Aggregate Value	95,679	7,588	2,293
Trading Metrics			
Adj. AV / 2016E EBITDA (x) (2)	13.2x	14.2x	16.0x
Adj. AV / 2017E EBITDA (x) (2)	12.0x	11.6x	14.6x
P / 2016E DCFPS (x)	12.0x	13.5x	19.1x
P / 2017E DCFPS (x)	9.5x	11.9x	13.2x
Current Yield (%)	3.7%	6.5%	4.7%
Cash Payout Ratio (%)	44.3%	89.4%	85.2%
Total Return (%) (3)	13.2%	12.2%	25.7%
2017E Capital Expenditure (C$MM)	8,943	10	558
Credit Metrics			
Credit Ratings (4)	A3 / A-	Baa2 / BBB-	NR / NR
Net Debt / '16E EBITDA	6.6x	4.9x	1.5x

CPPL's public float is significantly smaller than TCP's, reducing funding capacity but increasing flexibility to buy-in public float

TransCanada currently trades at lower multiples than the two MLPs

TCP is >3x the size of CPPL today, with larger associated financing and drop-down capacity as a result

Notes
1. All market data as of July 14, 2016 with 1.30 USD/CAD exchange rate; forecasts based on equity research consensus estimates
2. Equity value is adjusted for GP value by grossing up by cash flow attributable to the GP
3. Implied total return defined as the addition of current yield and expected average annual per-share / unit distribution growth
4. Reflects TCPL's current rating

5 TransCanada Date: July 27, 2016

TransCanada In business to deliver Morgan Stanley

Objectives and Key MLP Decision Variables



Key Objectives of MLP Strategy Review

1. Maintain TransCanada's current credit ratings: A3 / A- [1]
2. Maintain optionality of financing sources to fund ongoing capital requirements and new initiatives
3. Maximize value to TransCanada shareholders
4. Determine the role of, and strategy for, an MLP vehicle in TransCanada's go-forward plans, if any

MLP or No MLP? Key Factors to Consider

1) **Valuation**: Does an MLP vehicle contribute to an improved valuation multiple for TransCanada?
2) **Financing**: Does an MLP provide increased access to new capital at comparable cost to the alternatives?
3) **Growth**: Does an MLP help to support TransCanada's growth and M&A objectives?


Valuation
MLP
?
Financing
Growth / M&A

Yes

Two, One

Or

None

No

MLP Alternatives

- **Status Quo:** Keep both MLPs outstanding and continue to support both through future drop-downs
- **MLP Merger:** Combination of TCP and CPPL into a single, larger MLP vehicle
- **MLP Buy-In:** Acquisition of either TCP or CPPL by TransCanada, leaving one of the two existing vehicles outstanding

MLP Collapse

- **Buy-In of Both TCP and CPPL**
  - Pursue this option if the benefits of tax savings and reduced administrative costs offset expected future benefits of maintaining an MLP

Notes
1. Reflects TCPL's current rating

6 TransCanada Date: July 27, 2016
TransCanada In business to deliver Morgan Stanley

Pros and Cons of Potential MLP Outcomes



	Two MLPs	One MLP (Preferred Option)	No MLPs
Pros	• Same pros as one MLP • Broader set of financing vehicles available to TransCanada	• Maintain optionality through diversity of financing sources • Ability to achieve lower cost of capital through drop-downs relative to issuing equity • Market value uplift for assets held within an MLP • Tool to effect smaller-scale M&A in the U.S. • Increasing cashflow benefit to TransCanada over time through GP splits	• Simplest corporate structure • Opportunity to achieve a tax basis step-up when buying in existing MLPs • Retain previously distributed cash flow • Remove of structural subordination of assets at MLP has positive ratings implications
Cons	• Most complex corporate structure • Increased structural subordination of debt • Investor confusion around strategy for each MLP, particularly given both are active in the same sector • More challenging to balance growth stories for both MLPs • Additional cost and management time required to manage two public subsidiaries	• More complex corporate structure • Impact on credit ratings through structural subordination of debt held at the TCPL level • Need to continue to feed MLP growth through on-going drop downs – **need clearly articulated strategy**	• Loss of tax-efficient vehicle to finance U.S. growth projects • Heavier short-term burden to TransCanada to finance both transactions • Heavier long-term burden to TransCanada to fund total capex program • Potential emergence of sum-of-the-parts discount over time • Loss of MLP currency to facilitate midstream consolidation

Preferred Option

7 TransCanada Date: July 27, 2016

TransCanada *In business to deliver* Morgan Stanley

Preferred Outcome: One MLP

• An MLP provides potential benefits to TransCanada’s valuation, ability to finance its capital program and provides incremental smaller-scale M&A optionality

• MLPs have historically traded at higher multiples relative to corporations

• MLPs have been a large source of capital for the midstream sector, and tap into a different investor base than TransCanada

• Financing through drop-downs provides TransCanada with a lower-cost source of capital relative to raising common equity

• MLPs have been the dominant acquirers of midstream assets in the U.S. – an MLP vehicle would provide TransCanada with the opportunity to continue to be active in smaller scale transactions which would be less material for the parent company

• A structure with a single MLP vehicle outstanding is well understood by the market and has been accepted by TransCanada shareholders over a long period of time

• It will be critical to communicate clearly to the market what the go-forward drop down strategy and positioning for the vehicle will be, in order to maximize the value TransCanada is able to realize from having an MLP

8 TransCanada Date: July 27, 2016

Preferred Outcome: One MLP

• The majority of the benefits of having an MLP can be captured through a single vehicle

• Two MLPs increases the complexity of the corporate structure while also creating potential for confusion amongst the target investor bases

• Both MLPs comprised of FERC-regulated natural gas pipelines

• In most previous situations where companies have had two MLPs outstanding for a period of time in a similar sector, the MLPs have ultimately been collapsed into a single vehicle

• Dual MLP ownership structures typically involve different underlying asset bases –target different strategies / investors

Keeping Two Similar MLP Vehicles Adds Complexity and Provides Limited Incremental Benefit

9 TransCanada Date: July 27, 2016

Determining a Preferred Path Forward




A
MLP
Buy-In
A1
TransCanada Buys TCP
A2
TransCanada Buys CPPL
Preferred Buy-In Option
B
MLP
Merger
B1
CPPL Buys TCP
B2
TCP Buys CPPL
Preferred Merger Option
Preferred Path Forward

- There are two options available to get back to one MLP outstanding:
  - (A) Buy in one of the two MLPs
  - (B) Merge the two MLPs into a single entity
- Within each of these two options, there is the option for either TCP or CPPL to be the surviving entity
  - There are pros and cons for each target as a result of differences in the size, structure and growth visibility of each of the two entities
- Using the key criteria highlighted on the following page as a guide, we have attempted to narrow down to the preferred target within each basic option
- We then compare the resulting high-graded scenarios to determine which transaction best meets TransCanada's objectives

10 TransCanada Date: July 27, 2016

TransCanada In business to deliver Morgan Stanley

Comparison of Buy-In Scenarios: TCP or CPPL



	Financial Criteria				Strategic / Other Criteria			
MLP Buy-In Scenarios	**Accretion to TransCanada**	**Ratings Implications**	**Tax Impact to TransCanada**	**Financing Capacity**	**Drop-Down Inventory**	**MLP M&A Capacity**	**Structural Constraints**	**Other Considerations**
A1 **TransCanada Buys TCP**	✗	✓	–	✗	✓	✗	✗	✗
A2 **TransCanada Buys CPPL**	✓	✗	–	✓	✗	✓	✓	✓
Comments	• TCP buy-in dilutive to FFO and slightly dilutive to near-term earnings • CPPL buy-in accretive to earnings, and neutral to near-term FFO	• TCP buy-in results in modestly better credit metrics and a larger reduction of structural subordination	• Both transactions result in comparable tax benefits; Larger basis step-up in TCP buy-in, offset by higher tax savings from depreciation of new capex in CPPL buy-in	• Buying in CPPL leaves the larger MLP with higher public float outstanding • Lower top-tier IDR splits at TCP also contribute to relatively lower long-term cost of capital	• Buying in the larger TCP results in very high drop-down inventory • However, inventory in CPPL buy-in case is likely sufficient to successfully reposition TCP growth story	• Buying in CPPL leaves the larger MLP outstanding with higher capacity to acquire	• Buying CPPL potentially allows OpCo to be restructured; greater flexibility for future drops • Potential issues dropping OpCo equity (covenants) if CPPL not bought in	• CPPL has a significantly smaller public float ($0.9Bn vs. $2.6Bn), reducing the size of equity cheque for TransCanada • 25% top-tier splits if CPPL is bought in, vs 50% if TCP is bought in

Preferred Option (dashed outline)

11 TransCanada Date: July 27, 2016

TransCanada *In business to deliver* Morgan Stanley

Comparison of Merger Scenarios: TCP or CPPL as Acquirer

Price / LP DCF Per Unit Over Time

Acquirer and Target MLP DCF Impact

x     B1

24.0%

    60.0

    40.0

    29.6

21.0

    20.0

    9.5

    0.0

18.0     (4.5)(0.5)(1.7)(3.5)

    (7.7)

    (20.0)(11.5)(12.3)(12.7)

    2017E2018E2019E2020E2021E

    CPPL Accretion / (Dilution) (%) TCP Accretion / (Dilution) (%)

15.0

    B2%✓

    60.051.9

12.0

    TCP: 11.1x40.0

    CPPL: 11.1x28.9

    20.013.215.0

    10.9

9.0     3.04.95.0

    0.0

    (7.0)

    (20.0)(10.5)

6.0     2017E2018E2019E2020E2021E

2016E    2017E 2018E2019E2020E2021ECPPL Accretion / (Dilution) (%) TCP Accretion / (Dilution) (%)

A merger can only be cash flow accretive to both unit holders if TCP is the acquirer

12 TransCanada Date: July 27, 2016

Comparison of High-Graded Scenarios: Buy-In of CPPL vs. Merger



	Financial Criteria				Strategic / Other Criteria			
High-Graded Scenarios	Accretion to TransCanada	Ratings Implications	Tax Impact to TransCanada	Financing Capacity	Drop-Down Inventory	MLP M&A Capacity	Structural Constraints	Other Considerations
A2 TransCanada Buys CPPL	✓	–	✓	✗	✓	✗	✓	✓
B2 TCP Buys CPPL	✗	–	✗	✓	✗	✓	✗	✗
Comments	• CPPL buy-in highly accretive to earnings, and neutral to near-term FFO • CPPL merger into TCP is less accretive to earnings than a buy-in and neutral to FFO	• Neither alternative has a material impact on credit metrics • Modest reduction in structural subordination in buy-in of CPPL	• Some tax savings for TransCanada from buy-in (step-up and incremental depreciation) • No tax impact to TransCanada in merger scenario	• Merger results in a larger MLP with a higher public float	• Buy-in of CPPL increases drop-down inventory of TCP • No change in aggregate drop-down inventory in a merger scenario	• Merger results in a larger MLP with higher capacity to acquire	• Buying CPPL potentially allows OpCo to be restructured; greater flexibility for future drops • Potential issues dropping OpCo equity (covenants) if CPPL not bought in	• CPPL buy-in avoids dual-party merger negotiations

Preferred Option (A2)

13 TransCanada Date: July 27, 2016

TransCanada *In business to deliver* Morgan Stanley

Distribution Growth Continues To Be Key Driver of Valuation

Yield vs. Long-Term Distribution Growth CAGR (1

Two-Year Yield Evolution (1)

Since June 20, 2014

0.0     16.0

MLPs with 15%+ distribution    6/20/2014Current

    R² = 0.83

growth experience diminishing    Drop-Down MLPs

returns from additional growth    Yield2.5%4.6%

2.0     Average Growth17.3%15.8%

    Non Drop-Down MLPs

    12.0Yield4.5%7.6%

    Average Growth7.4%3.9%

4.0

(%)

6.0     8.0Non Drop-

Yield     Down MLPs (2):

    7.6%

Current

8.0     Drop-Down

    MLPs (3):

    4.04.6%

    Distribution growth, and especially highly

10.0     transparent distribution growth fromDrop-down names with “inventory”

    “drop-downs”, continues to be thebacklogs have proved to be more primary driver of MLP valuationsresilient and less volatile in the recent,

    challenged commodity environment

12.0     0.0

0.0    6.0 12.018.024.0Jun-14Nov-14Apr-15Sep-15Feb-16Jul-16

    Distribution Growth Rate (%)

Optimal Target

Growth Area

Notes

1. As of July 15, 2016

2. Non Drop-Down MLPs include: BPL, ENBL, EPD, ETP, GEL, MMP, NS, OKS, PAA, SEP, SXL, WPZ

3. Drop-Down MLPs include: AM, CPPL, DM, EQM, MPLX, PSXP, RMP, SHLX, TEP, TLLP, VLP, WES

14 TransCanada Date: July 27, 2016

Drop Down "Runway" is a Key Element to Sustained Growth



Market Data as of July 15, 2016

Pro forma for MWE merger, MPLX drop inventory fell from ~4.9x to ~1.2x, which contributed to negative market reaction
- Stock price down ~46% post announcement
  - Despite confirming near-term growth guidance

MPLX Dropdown Inventory



x
6.0x
4.0x
2.0x
0.0x
4.9x
1.2x
Pre-MWE Acquisition
Post-MWE Acquisition
Growth Guidance (1)
~25%
25%+

Drop-Down Inventory Benchmarking



Drop-Down Inventory (x)
Yield (%)
20.0x
15.0x
10.0x
5.0x
0.0x
14.0
10.5
7.0
3.5
0.0
Higher Sustainability
Average Yield: 3.5%
Lower Sustainability
Average Yield: 6.0%
19.1x
14.7x
12.0x
10.0x
8.0x
6.3x
4.2x
3.1x
2.5x
1.6x
1.6x
1.2x
1.0x
0.7x
0.5x
0.3x
4.8
3.3
2.8
3.5
3.1
6.4
3.7
4.2
6.1
6.7
6.6
3.8
6.6
A1. TCP Buy-In
CPPL Standalone
DM
SHLX
PSXP
VLP
A2. CPPL Buy-In
MLP Merger
TCP Standalone
AM
RMP
MPLX
TEP
TLLP
EQM
WES
Dropdown Backlog
Yield

Source Wall Street Research

The market generally rewards MLPs with a clear path to sustained growth through a tighter yield

Notes
1. Pre-MWE acquisition: "~29% YoY for 2015, mid-20% over next five years"; Post-MWE acquisition: "~29% YoY for 2015, ≥ 25% through 2017, with peer leading growth profile thereafter

15 TransCanada Date: July 27, 2016

TransCanada *In business to deliver* Morgan Stanley

Required Approvals and Process Considerations



Approvals Required

Unitholder Votes

- CPPL Buy-In: Two CPPL unitholder votes required
  - Majority of both subordinated and common unitholders voting as separate classes
  - TransCanada holdings in CPPL make up 100% of the subordinated units

Regulatory / Other Approvals

- Antitrust: Hart-Scott-Rodino

Process Overview – Next Steps

1. Receive TransCanada Board approval to make offer
2. Preliminary proposal to MLP independent directors
3. Due diligence / negotiations with Conflicts Committee
4. Execute definitive agreements and announce transaction
5. Closing conditions: regulatory approval, unitholder votes

Conflicts Committee Process

- Board authorizes committee of independent directors
- Engage legal and financial advisors
- Review merger agreement and conduct due diligence
- Negotiate merger agreement, consideration, structure, etc.
- Approve transaction from a conflicts committee standpoint
- Recommend to the Board to approve the transaction

16 TransCanada Date: July 27, 2016

TransCanada In business to deliver Morgan Stanley

Preliminary Project Timeline

    20162017

    JulyAugustSeptemberOctoberNovember DecemberJanuaryFebruary

Key Events    Week Starting: 4 11 18 251 8 15 22 295 12 19 26 310 17 24 317 14 21 28 5 12 19 2629 16 23 306 13 20 27

1. Key TransCanada Events

TRP Earnings Calls / Investor Day     Jul 28Nov 2Investor Day

Distribution Announcement ( TCP,    CPPL)

Closing of CPGX Acquisition     Jul 1

Announce Northeast Power / Mexico Pipelines Sales

2. Transaction Analysis / Structuring

Analysis of the Alternatives

Present Preliminary Conclusions / Recommendations to Board     Jul 27

Receive Board Approval to Make Offer     Aug 15

3. Engagement with MLP Independent Directors

Preliminary Proposal to Independent Directors of CPPL / TCP *     Aug 15 (may be delayed if TRP equity required)

Due Diligence / Negotiations with Conflicts Committee(s)

4. Announcements / Closing

Communicate MLP Strategy Review Timeline to Market    Jul 1

Execute Definitive Agreements and Announce Transaction

Prepare, File and Respond to Proxy Comments

Prepare to Mail Out Proxy and Set Vote Date

Filing of Proxy / Prospectus Documents

Unitholder Vote(s) (20 Days After Filing Proxy)

Transaction Closing

*To discuss potential disclosure obligation

17 TransCanada Date: July 27, 2016

Appendix: Supplemental Materials

18 TransCanada Date: July 27, 2016

MLP Buy-In Comparison



- EPS Accretion / Dilution (%)
- FFO / Share Accretion / Dilution (%)
- TRP Standalone

A1. TCP Buy-In vs. A2. CPPL Buy-In

	TRP EPS and FFO / Share Impact	TRP Credit Metrics Impact (1): FFO / Debt (%)	TRP Credit Metrics Impact (1): Total Debt / EBITDA (x)
A1 TCP Buy-In			
A2 CPPL Buy-In			

A1 – TCP Buy-In

%
10.0
5.0
0.0
(5.0)
(10.0)
(1.6) (6.0) 2017E
(1.6) (5.6) 2018E
(0.3) (6.2) 2019E
0.8 (6.3) 2020E
3.1 (6.4) 2021E

16.0%
15.0%
14.0%
13.0%
12.0%
11.0%
12.1% 11.9% 2017E
13.6% 13.5% 2018E
14.9% 14.9% 2019E
15.2% 15.0% 2020E
15.2% 15.0% 2021E
Moody's Threshold: 15%

7.0x
6.0x
5.0x
4.0x
3.0x
6.3x 6.3x 2017E
5.6x 5.6x 2018E
5.2x 5.2x 2019E
5.1x 5.0x 2020E
4.8x 4.8x 2021E
Moody's Threshold: 5.0x

A2 – CPPL Buy-In

%
10.0
5.0
0.0
(5.0)
(10.0)
0.3 (0.6) 2017E
0.9 (0.5) 2018E
2.1 (1.8) 2019E
2.0 (2.2) 2020E
1.8 (2.1) 2021E

16.0%
15.0%
14.0%
13.0%
12.0%
11.0%
12.1% 11.9% 2017E
13.7% 13.5% 2018E
15.0% 14.9% 2019E
15.1% 15.0% 2020E
15.1% 15.0% 2021E
Moody's Threshold: 15%

7.0x
6.0x
5.0x
4.0x
3.0x
6.3x 6.3x 2017E
5.6x 5.6x 2018E
5.2x 5.1x 2019E
5.1x 5.0x 2020E
4.8x 4.8x 2021E
Moody's Threshold: 5.0x

19 TransCanada Date: July 27, 2016

TransCanada *In business to deliver* Morgan Stanley

MLP Buy-In Comparison

A1. TCP Buy-In vs. A2. CPPL Buy-In

MLP Pro Forma Float & Equity Market Capacity     Distributions Per Unit

C$MM     Annual Issuance ($MM)$ / UnitCAGR (16-21)

4,500     1,400

    1,3656.50

    3,736

    ✓1,0505.00A2. 6.0%

3,000

    $3.72

    7487003.50

1,500    1,160

    3502.00

    A1. 12.3%

    $0.77

0     00.50

A1. TCP    A2. CPPL2016E2017E2018E2019E2020E2021E

Buy-In    Buy-InA1. TCP Buy-InA2. CPPL Buy-In

MLP Public Float    Est. Annual Equity Market Capacity

Drop-Down Inventory Over Time    Annual Drop-Down Schedule

x     C$MM

    Average Dropdown Runway

20.0     A1. TCP Buy-In13.7x2,1001,820

    A2. CPPL Buy-In4.0x1,560

15.0

    1,400

10.0     A1. TCP

    Buy-In: 10.3x

    700520

5.0     A2. CPPL

    Buy-In: 3.7x260

0.0     0

2016E    2017E 2018E2019E2020E2021E2017E2018E2019E2020E2021E

    A1. TCP Buy-In A2. CPPL Buy-In

20 TransCanada Date: July 27, 2016

MLP Merger Comparison



EPS Accretion / Dilution (%)
FFO / Share Accretion / Dilution (%)

B1. TCP Merger into CPPL vs. B2. CPPL Merger into TCP

	TRP EPS and FFO / Share Impact	Acquiror and Target MLP DCF Impact
B1 TCP Merger into CPPL		
B2 CPPL Merger into TCP		

%
8.0
4.0
0.0
(4.0)
(8.0)
(1.9) 0.0
(1.3) 0.2
(1.5) 0.2
(1.6) 0.3
(1.2) 0.3
2017E
2018E
2019E
2020E
2021E

%
60.0
40.0
20.0
0.0
(20.0)
29.6 (7.7)
9.5 (4.5)
(11.5) (0.5)
(12.3) (1.7)
(12.7) (3.5)
2017E
2018E
2019E
2020E
2021E
CPPL Accretion / (Dilution) (%)
TCP Accretion / (Dilution) (%)

%
8.0
4.0
0.0
(4.0)
(8.0)
(0.4) (0.2)
(0.3) (0.1)
(0.4) (0.0)
(0.4) 0.2
(0.8) 0.3
2017E
2018E
2019E
2020E
2021E

%
60.0
40.0
20.0
0.0
(20.0)
51.9 (10.5)
28.9 (7.0)
10.9 3.0
13.2 4.9
15.0 5.0
2017E
2018E
2019E
2020E
2021E
CPPL Accretion / (Dilution) (%)
TCP Accretion / (Dilution) (%)

21 TransCanada Date: July 27, 2016

TransCanada In business to deliver Morgan Stanley

High-Graded Transaction Comparison



EPS Accretion / Dilution (%)
FFO / Share Accretion / Dilution (%)
TRP Standalone

A2. CPPL Buy-In vs. B2. CPPL Merger into TCP

TRP EPS and FFO / Share Impact | **TRP Credit Metrics Impact [1]**

A2 — CPPL Buy-In



%
10.0
5.0
0.0
(5.0)
(10.0)
0.3
(0.6)
0.9
(0.5)
2.1
(1.8)
2.0
(2.2)
1.8
(2.1)
2017E
2018E
2019E
2020E
2021E

FFO / Debt (%)



16.0%
15.0%
14.0%
13.0%
12.0%
11.0%
12.1%
11.9%
13.7%
13.5%
15.0%
14.9%
15.1%
15.0%
15.1%
15.0%
Moody's Threshold 15%
2017E
2018E
2019E
2020E
2021E

Total Debt / EBITDA (x)



7.0x
6.0x
5.0x
4.0x
3.0x
6.3x
5.6x
5.2x
5.1x
4.8x
Moody's Threshold 5.0x
2017E
2018E
2019E
2020E
2021E

B2 — CPPL Merger into TCP



%
10.0
6.0
2.0
(2.0)
(6.0)
(10.0)
(0.4)
(0.2)
(0.3)
(0.1)
(0.4)
(0.0)
(0.4)
0.2
(0.8)
0.3
2017E
2018E
2019E
2020E
2021E



16.0%
15.0%
14.0%
13.0%
12.0%
11.0%
11.9%
11.9%
13.5%
13.3%
14.9%
14.9%
15.0%
15.0%
15.1%
15.0%
Moody's Threshold 15%
2017E
2018E
2019E
2020E
2021E



7.0x
6.0x
5.0x
4.0x
3.0x
6.3x
5.6x
5.2x
5.1x
4.8x
5.1x
5.0x
Moody's Threshold 5.0x
2017E
2018E
2019E
2020E
2021E

Notes
1. Credit metrics are adjusted per Moody's

22 TransCanada Date: July 27, 2016

TransCanada *In business to deliver* Morgan Stanley

High-Graded Transaction Comparison

A2. CPPL Buy-In vs. B2. CPPL Merger into TCP

MLP Pro Forma Float & Equity Market Capacity     Distributions Per Unit

C$MM     Annual issuance ($MM)$ / Unit

    CAGR (16-21)

8,000     2,0006.50

    1,885

    ✓

6,000     1,500

    1,3655,0125.50

4,000    3,736 1,000A2. 6.0%

    B2. 5.2%

    4.50

2,000     500

    $3.72

0     03.50

A2. CPPL    B2. CPPL Merger2016E2017E2018E2019E2020E2021E

Buy-In    into TCPA2. CPPL Buy-InB2. CPPL Merger into TCP

MLP Public Float    Est. Annual Equity Market Capacity

Drop-Down Inventory Over Time    Annual Drop-Down Schedule

$MM     C$MM

    Average Dropdown Runway

6.0

    A2. CPPL Buy-In4.0x3,000

    ✓B2. CPPL Merger into TCP2.7x

4.0     A2. CPPL2,0001,820 1,820

    Buy-In: 3.7x1,560 1,560

    B2. CPPL Merger

2.0     into TCP: 2.3x1,000

    520 520

    260 260

0.0     0

2016E    2017E 2018E2019E2020E2021E2017E2018E2019E2020E2021E

    A2. CPPL Buy-In B2. CPPL Merger into TCP

23 TransCanada Date: July 27, 2016

Drop-Downs are Competitive with TransCanada's Other Available Sources of Capital



- Drop-downs to its MLP vehicles are competitive with other sources of capital available to TransCanada
  - Based on current trading multiples, drop-downs to both TCP and CPPL are expected to incur a lower cost of capital than raising equity at TransCanada
  - Cost remains competitive with equity, even including tax savings which can be achieved through use of offshore financing structures
- Debt remains the lowest cost source of capital on an after-tax basis, but capacity is limited by credit rating thresholds

	Financing Source	Basis	Estimated Cost of Capital
1	Corporate Debt	• Current post-tax yield on 10-year Notes	2.3%
2	Convertible Debt [(1)]	• Cost of debt plus cost of embedded warrant	2.6%
3	Drop-downs to CPPL[(2)]	• Foregone annual cash flow divided by net proceeds to TransCanada	4.7%
4	Preferred Shares	• Current yield on most recent preferred issuance	5.1%
5	Drop-downs to TCP [(2)]	• Foregone annual cash flow divided by net proceeds to TransCanada	6.4%
6	TransCanada Equity (with Offshore Structure)	• CAPM, reduced by indicative offshore tax savings	6.5%
7	TransCanada Equity	• CAPM (Rf = 1.4%, MRP = 6.0%, Beta = 1.06)	7.8%

Chart axis: - 2.0% 4.0% 6.0% 8.0% 10.0%

Source Bloomberg, Capital IQ, Company Disclosure, Morgan Stanley Estimates

Notes
1. Assumes convertible debt issued with a 0.625% – 1.125% coupon and a conversion price of 30.0% – 35.0% above the current share price. Implied value of debt component of 93.6% assigned TransCanada's cost of debt, and implied value of embedded warrant of 7.6% assigned TransCanada's cost of equity
2. Adjusted for GP take; Assumes MLP equity yield of ~6.6% and ~4.9% and GP take of 3.5% and 0.0% as of 7 July 2016 for TCP and CPPL, respectively; assumes asset basis equivalent to illustrative 10% of purchase price and 27% corporate tax rate, with calculation methodology detailed in appendix

24 TransCanada Date: July 27, 2016

TransCanada *In business to deliver* Morgan Stanley

TransCanada's Historical Use of TCP has Been Inconsistent



- Historically, TransCanada has used TCP primarily as an opportunistic financing vehicle for the parent company
  - Drop-downs have been somewhat sporadic with, until recently, no clear schedule communicated
  - Drop-downs have been very large in some years, and completely absent in other years
  - Drop-downs have primarily been funded with third-party capital
- Inconsistent drop-down plans and the resulting unclear growth trajectory have contributed to lower valuation multiples for TCP relative to other drop-down MLPs, which has in turn made drop-downs less attractive as a funding source for TransCanada
- **Valuation of TransCanada's MLP vehicle(s) following any restructuring will depend in part on the go-forward drop-down/growth strategy which is communicated to the market**

TCP Asset Drop-downs


C$MM
~C$4.5Bn of Third-Party Capital Raised
1,800
1,500
1,200
900
600
300
-
20% of Northern Border (Feb), 49% of Tuscarora (Nov)
733
100% of North Baja (May)
514
25% of GTN and Bison (Apr)
787
45% of GTN and Bison (May)
1,365
30% of Bison (Oct)
280
30% of GTN (Feb), 49.9% of PNGTS (Nov)
870
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016YTD

AV / FY1 EBITDA (x)	Feb-06	Nov-06	May-09	Apr-11	May-13	Oct-14	Feb-15	Nov-15
Drop-down Assets	9.5x	11.6x	9.5x	10.1x	11.0x	N/A	10.4x [1]	9.7x
TransCanada	9.9x	9.4x	9.4x	10.7x	12.3x	12.9x	12.6x	11.7x
TCP	8.8x	8.7x	13.0x	11.2x	13.0x	13.8x	14.0x	12.2x

Notes
1. Indicates an AV / LTM EBITDA multiple

Source Company Disclosure

25 TransCanada Date: July 27, 2016

TransCanada *In business to deliver* Morgan Stanley

Having an MLP Adds an Incremental Source of Equity Capacity Given Limited Overlap Between Parent and MLP



TRP Shareholding Information

Institution	Ownership (%)
ROYAL BANK OF CANADA	10.0
BLACKROCK	5.0
TORONTO-DOMINION BANK	4.8
BANK OF NOVA SCOTIA	3.7
IG INVESTMENT MANAGEMENT LTD	3.4
CANADIAN IMPERIAL BANK OF COMMER	3.4
BANK OF MONTREAL	3.2
DEUTSCHE BANK AG	2.6
VANGUARD GROUP	2.0
NOMURA HOLDINGS INC	1.7
CAISSE DE DEPOT ET PLACEME	1.5
FRANKLIN RESOURCES	1.1
ENERGY INCOME PARTNERS LLC	0.9
FMR LLC	0.9
GREAT WEST LIFE ASSURANCE CO	0.9
JP MORGAN CHASE & CO	0.8
LEGAL & GENERAL GROUP PLC	0.8
NORGES BANK	0.7
CONNOR CLARK & LUNN INV	0.7
BROOKFIELD ASSET MGMT INC	0.6
Total	**48.5**

TCP Shareholding Information

Institution	Ownership (%)
OPPENHEIMER FUNDS INC	14.4
CENTER COAST CAPITAL ADVISORS LP	5.1
ALPS ADVISORS INC	4.7
ADVISORY RESEARCH INCORPORATED	4.5
ENERGY INCOME PARTNERS LLC	4.0
CLEARBRIDGE INVESTMENTS LLC	3.0
ARGYLL RESEARCH LLC	2.9
UBS GROUP AG	2.7
GOLDMAN SACHS GROUP INC	1.2
JP MORGAN CHASE & CO	1.1
KAYNE ANDERSON CAPITAL ADVISORS	1.0
FIDUCIARY ASSET MANAGEMENT LLC	0.8
NFJ INVESTMENT GROUP	0.5
NICHOLAS COMPANY INC	0.5
STATE TREASURER, STATE OF MICHIG	0.5
TIEDEMANN TRUST COMPANY	0.4
MORGAN STANLEY	0.4
DUFF & PHELPS INVESTMENT MGMT	0.4
EVERGREEN CAPITAL MANAGEMENT	0.4
NOMURA HOLDINGS INC	0.4
Total	**48.8**

CPPL Shareholding Information

Institution	Ownership (%)
TORTOISE CAPITAL ADVISORS	15.9
KAYNE ANDERSON CAPITAL ADVISORS	11.4
CLEARBRIDGE INVESTMENTS LLC	10.5
ENERGY INCOME PARTNERS LLC	8.5
MASSACHUSETTS FINANCIAL SERVICES	6.4
HARVEST FUND ADVISORS LLC	4.7
MORGAN STANLEY	4.6
EAGLE GLOBAL ADVISORS LLC	3.7
GOLDMAN SACHS GROUP INC	3.0
UBS GROUP AG	2.3
DIVIDEND ASSETS CAPITAL LLC	2.3
JP MORGAN CHASE & CO	2.3
TIEDEMANN TRUST COMPANY	2.3
CENTER COAST CAPITAL ADVISORS LP	2.1
MSD PARTNERS LP	1.4
DUFF & PHELPS INVESTMENT MGMT	1.2
BLACKROCK	1.0
WADDELL & REED FINANCIAL INC	0.9
NEW YORK LIFE INVESTMENT MGT	0.9
CUSHING ASSET MANAGEMENT, LP	0.9
Total	**86.3**

Source Bloomberg

Ownership Overlap Between Parent GP / MLP

26 TransCanada Date: July 27, 2016

TransCanada *In business to deliver* Morgan Stanley

Intrinsic value of TCP and CPPL

Assumptions:

TCP:TCP and CPPL Estimated Intrinsic Value Range (1)

    $US / Unit

•    Terminal Exit Yield: 8.0% (2)70

•    Risk-free rate: 1.2%(3)

    60

    30 Day VWAP:

•    Beta: 1.36$US(4) 55.48 / Unit

    TCP Current Price:

    $US 55.22 / Unit

•    MRP: 6.0%50

•    Cost of Equity: 9.34% (5)

    40

CPPL:

•    Terminal Exit Yield : 8.0% (2)30

•    Risk-free rate: 1.2% (3)20

    CPPL Current Price:

    $US 15.72 / Unit

•    Beta: 1.33 (4)30 Day VWAP:

    $US 15.14 / Unit

    10

•    MRP: 6.0%

•    Cost of Equity: 9.13% (5)0

    TCPCPPL

    Estimated Intrinsic Value Range

    Source Company Financials

Notes

1. Applies mid-year discounting methodology with terminal value at 2021; DCF starts in mid-year 2016

2. Exit yield based on estimated comparable peer yield

3. Risk-free rate is based on yield of the US 10-year treasury bond as of July 15, 2016

4. Predicted beta from Barra as of July 15, 2016

5. Cost of equity is calculated using CAPM

27 TransCanada Date: July 27, 2016

MLP Trading and Valuation Statistics (1)





Company	Unit Price ($ / unit)	% of LTM High (%)	Equity Value ($MM)	Aggregate Value ($MM)	Aggregate Value / EBITDA (1) 2016 (x)	Aggregate Value / EBITDA (1) 2017 (x)	Aggregate Value / EBITDA (1) 2018 (x)	Price / LP Dist. Cash Flow 2016 (x)	Price / LP Dist. Cash Flow 2017 (x)	Price / LP Dist. Cash Flow 2018 (x)	Distribution / Dividend Yield Current (%)	Distribution / Dividend Yield 2016 (%)	Distribution / Dividend Yield 2017 (%)	Distribution / Dividend Yield 2018 (%)	3-5 Year Growth (%)	GP Cash Flow (% of Total Distributions)
Multi-Sector																
Kinder Morgan, Inc.	18.40	47.7	41,061	85,059	11.7	11.0	10.4	9.1	8.5	7.7	2.7	2.7	2.7	2.7	44.8	NA
Enterprise Products Partners L.P.	28.92	92.8	60,199	83,012	15.3	14.3	13.2	13.9	12.8	12.7	5.5	5.6	5.9	6.2	5.6	NA
Energy Transfer Partners, L.P.	37.54	68.9	19,473	53,272	11.4	9.4	8.4	10.5	9.4	8.5	11.2	11.2	11.2	11.2	0.0	38.1
Spectra Energy Corp.	36.02	97.7	25,235	43,370	15.1	13.1	12.3	16.9	15.2	15.5	4.5	4.6	5.0	5.4	7.8	NA
Williams Partners L.P.	34.68	66.0	20,945	42,186	12.0	11.0	10.2	10.8	10.7	10.2	9.8	9.8	9.8	9.8	0.0	31.2
Enbridge Energy Partners, L.P.	22.54	65.5	9,696	23,103	12.5	12.0	10.8	10.6	10.3	10.2	10.3	10.3	10.3	10.5	2.8	4.0
ONEOK Partners, L.P.	40.66	98.3	11,622	19,367	13.6	12.8	11.7	12.6	12.6	11.4	7.8	7.8	7.8	7.8	1.5	32.2
Targa Resources Corp.	41.17	44.7	6,823	12,177	11.3	10.3	9.4	11.2	10.6	10.2	8.8	8.8	8.8	9.0	1.4	NA
Crestwood Equity Partners LP	19.35	43.5	1,336	3,603	8.2	9.3	8.8	4.6	6.0	5.9	12.4	12.4	12.4	15.1	8.6	NA
SemGroup Corporation	31.75	39.2	1,402	2,532	8.9	7.8	7.2	13.2	9.5	9.4	5.7	5.7	6.5	7.4	13.8	NA
Mean					**12.0**	**11.1**	**10.3**	**11.4**	**10.6**	**10.2**	**7.9**	**7.9**	**8.0**	**8.5**	**8.6**	**26.4**
Median					**11.8**	**11.0**	**10.3**	**11.0**	**10.5**	**10.2**	**8.3**	**8.3**	**8.3**	**8.4**	**4.2**	**31.7**
Natural Gas Transmission & Storage																
Spectra Energy Partners, LP	46.31	88.2	13,767	20,700	13.5	11.7	10.9	15.1	14.2	13.0	5.6	5.8	6.2	6.7	7.0	26.8
Boardwalk Pipeline Partners, LP	17.19	94.7	4,303	7,681	10.0	9.3	8.6	9.7	8.8	8.8	2.3	2.3	2.3	9.0	43.8	2.0
TC PipeLines, LP	53.56	86.8	3,487	5,607	13.9	11.4	10.4	13.1	11.5	9.7	6.6	6.9	7.4	7.8	4.7	3.5
Tallgrass Energy Partners, LP	44.41	87.5	3,202	4,433	12.3	8.6	6.8	11.4	9.0	8.4	6.8	6.5	7.0	7.6	5.9	16.4
Dominion Midstream Partners, LP	27.11	69.2	2,106	2,381	23.2	12.7	8.5	23.3	19.3	16.5	3.3	3.6	4.4	5.4	22.4	2.2
Columbia Pipeline Partners LP	15.35	58.9	1,545	1,708	15.5	14.1	NA	18.4	12.8	6.9	4.9	5.2	6.0	7.8	22.3	0.0
Mean					**14.6**	**10.7**	**9.0**	**14.5**	**12.6**	**11.3**	**4.9**	**5.0**	**5.5**	**7.3**	**16.8**	**10.2**
Median					**13.5**	**11.4**	**8.6**	**13.1**	**11.5**	**9.7**	**5.6**	**5.8**	**6.2**	**7.6**	**7.0**	**3.5**
Gathering & Processing																
MPLX LP	32.55	46.6	11,785	15,510	14.2	11.7	9.1	14.5	13.1	11.7	6.2	6.3	6.9	7.6	8.6	22.2
Western Gas Partners LP	49.74	76.3	7,737	10,466	12.0	10.2	8.7	12.5	11.8	9.6	6.6	6.8	7.3	7.8	7.2	9.7
EnLink Midstream Partners, LP	16.45	72.2	6,297	9,733	13.5	12.0	10.9	10.1	10.5	11.0	9.5	9.5	9.5	9.5	0.0	10.2
Enable Midstream Partners, LP	13.40	80.7	5,659	9,069	11.1	10.4	9.7	9.9	9.1	8.2	9.5	9.5	9.5	9.7	2.4	0.0
EQT Midstream Partners, LP	78.12	93.4	6,065	6,567	15.1	12.6	11.1	18.3	16.8	16.4	3.8	4.1	4.9	5.6	15.6	25.9
DCP Midstream Partners LP	34.04	89.2	3,906	6,286	13.1	12.7	11.9	10.7	10.9	10.3	9.2	9.2	9.2	9.2	0.7	25.8
Antero Midstream Partners LP	26.78	91.2	4,718	5,383	16.5	12.9	9.6	20.4	18.4	15.9	3.5	3.8	4.9	5.7	17.7	4.3
Summit Midstream Partners, LP	22.42	67.6	1,493	2,803	10.4	9.2	8.0	8.4	8.0	7.5	10.3	10.3	10.3	10.3	0.0	6.7
Rice Midstream Partners LP	19.70	95.4	1,397	1,546	12.5	9.8	7.8	15.4	14.7	12.9	4.3	4.7	5.6	6.5	16.4	0.0
CONE Midstream Partners LP	16.19	87.8	945	1,510	14.8	13.9	10.6	11.5	10.7	9.6	6.1	6.4	7.4	8.6	13.6	2.0
Midcoast Energy Partners, L.P.	8.15	60.0	369	1,155	NA	NA	16.3	NA	NA	11.3	17.5	17.5	0.0	0.0	NA	2.0
Mean					**13.3**	**11.5**	**10.3**	**13.2**	**12.4**	**11.3**	**7.8**	**8.0**	**6.9**	**7.3**	**8.2**	**9.9**
Median					**13.3**	**11.9**	**9.7**	**12.0**	**11.4**	**11.0**	**6.6**	**6.8**	**7.3**	**7.8**	**7.9**	**6.7**

Source Wall Street Research, Capital IQ, Company Disclosure

Notes
1. As of Jul 7, 2016; aggregate value adjusted for MLPs with IDRs to reflect percentage of cash flow to GP

28 TransCanada Date: July 27, 2016

TransCanada In business to deliver Morgan Stanley

MLP Trading and Valuation Statistics (Cont'd) [1]



Company	Unit Price ($ / unit)	% of LTM High (%)	Equity Value ($MM)	Aggregate Value ($MM)	Aggregate Value / EBITDA [1] 2016 (x)	2017 (x)	2018 (x)	Price / LP Dist. Cash Flow 2016 (x)	2017 (x)	2018 (x)	Distribution / Dividend Yield Current (%)	2016 (%)	2017 (%)	2018 (%)	3-5 Year Growth (%)	GP Cash Flow (% of Total Distributions)
Crude Oil & Petroleum Products																
Plains All American Pipeline, L.P.	26.83	60.6	10,671	22,070	13.0	11.8	10.6	10.9	10.1	10.4	10.4	10.4	10.4	10.4	0.0	36.4
Magellan Midstream Partners LP	74.18	95.8	16,897	20,489	17.3	15.9	15.0	19.0	17.1	16.0	4.3	4.5	4.8	5.3	8.8	0.0
Sunoco Logistics Partners L.P.	27.87	72.1	8,241	14,200	14.9	11.9	10.1	14.8	11.4	10.2	7.0	7.1	7.8	8.6	9.8	40.1
Buckeye Partners, L.P.	69.15	90.3	9,010	13,143	13.3	12.6	12.1	12.7	12.4	12.6	7.0	7.0	7.3	7.6	3.9	0.0
NuStar Energy L.P.	48.24	79.9	3,757	6,833	12.6	11.9	11.2	10.8	10.1	10.0	9.1	9.1	9.1	9.2	0.8	13.0
Mean					**14.2**	**12.8**	**11.8**	**13.6**	**12.2**	**11.8**	**7.6**	**7.6**	**7.9**	**8.2**	**4.6**	**17.9**
Median					**13.3**	**11.9**	**11.2**	**12.7**	**11.4**	**10.4**	**7.0**	**7.1**	**7.8**	**8.6**	**3.9**	**13.0**
Pure-Play GPs [2]																
Energy Transfer Equity, L.P.	15.28	46.2	15,964	22,710	13.3	11.4	10.5	11.5	9.6	9.0	7.5	7.5	7.5	8.2	7.3	NA
ONEOK Inc.	46.99	96.3	9,873	11,377	14.5	14.1	14.1	14.5	17.1	17.2	5.2	5.2	5.2	5.4	4.5	NA
Western Gas Equity Partners, LP	37.51	61.0	8,212	8,237	21.4	18.9	15.4	21.4	18.9	15.4	4.5	4.8	5.3	6.5	13.7	NA
Plains GP Holdings, L.P.	9.90	37.2	6,178	6,765	NA	NA	NA	10.3	10.3	10.2	9.3	9.3	9.3	9.4	0.3	NA
EQT GP Holdings, LP	25.28	71.9	6,729	6,729	40.6	28.7	22.3	40.6	28.7	22.3	2.1	2.5	3.5	4.5	27.7	NA
Tallgrass Energy GP, LP	23.10	66.0	3,632	3,779	11.0	10.0	5.6	25.9	21.6	17.3	3.6	3.9	4.4	5.1	14.7	NA
EnLink Midstream, LLC	15.51	50.1	2,792	2,801	13.6	12.7	12.0	13.5	14.6	13.7	6.6	6.6	6.6	6.9	1.9	NA
NuStar GP Holdings, LLC	24.66	65.5	1,059	1,086	16.0	15.4	15.2	11.6	11.6	11.4	8.8	8.8	8.8	8.8	0.0	NA
Mean					**18.6**	**15.9**	**13.6**	**18.7**	**16.5**	**14.6**	**6.0**	**6.1**	**6.3**	**6.8**	**8.8**	**NA**
Median					**14.5**	**14.1**	**14.1**	**14.0**	**15.8**	**14.6**	**5.9**	**5.9**	**5.9**	**6.7**	**5.9**	**NA**

Source Wall Street Research, Capital IQ, Company Disclosure

Notes

1. As of Jul 7, 2016; aggregate value adjusted for MLPs with IDRs to reflect percentage of cash flow to GP
2. Pure-Play GPs defined as general partners that derive the majority of cash flows through IDRs and / or LP unit ownership. Pure-Play GPs are displayed on a deconsolidated basis

29 TransCanada Date: July 27, 2016

TransCanada *In business to deliver* Morgan Stanley